Exhibit 10.3

A special meeting of the Board of Directors of WASATCH PHARMACEUTICAL, INC., a Utah corporation (Hereinafter, the Company), was duly called, convened and held by telephone conference call on November 17, 2001, pursuant to a call by Mr. Gary V. Heesch, Chairman of the Board, Director, and President. Mr. David Giles, Corporate Secretary, and CFO took the minutes herein.

The following members of the Board of Directors were present:

Gary V. Heesch, Robert Arbon, and Craig Heesch.

Gary V. Heesch conducted the meeting. All of the members of the Board of Directors, who affix their signatures to these minutes, hereby waive any and all notices of the time, place and purpose of said meeting to which they may be entitled.

PROPOSED ACTION

         Employee/Consultant Incentive Stock Option Program

Mr. Heesch requested that the Incentive Stock Option Program approved in a July 16, 2001 board meeting be voided and the minutes of the meeting be marked void. Mr. Heesch requested the approval of the Board of Directors for an Incentive Stock Option Program for employees and key consultants to be registered under an S-8. Part of the stock options would be vested immediately and the remainder would be vested over the next two years. The term of the options would be for five years at an exercise price of $.10 which is the closing bid price on the stock. Further, in the event of a sale of the company, either a partial sale or a full sale of the company, all stock options under this plan would be vested immediately. The board would reserve the right to change the terms of the stock options plan.

                          WASATCH PHARMACEUTICAL, INC.
                Employee/Consultant Incentive Stock Option Plan

16-Nov-01
                 stock options          stock options  total
                 vested immed           vested 2 years

Gary Heesch        1250,000                  666,667  1,916,667
David Giles       1,250,000                  666,667  1,916,667
Robert Meador       333,333                  666,667  1,000,000
Mike Fleming        333,333                  666,667  1,000,000
Kent Heileson       333,333                  666,667  1,000,000
Ken Sardoni         333,333                  666,667  1,000,000
Marcus Sanders      333,333                  666,667  1,000,000
R. Arbon            400,000                             400,000
C. Heesch           200,000                             200,000

employees           100,000                  366,666    466,666
Brenda Greer        300,000                             300,000
Lon Taylor          200,000                  200,000    400,000
                  ---------                --------- ----------
                  5,366,665                5,233,335 10,600,000
                  =========                ========= ==========


         Exercise of Stock Options

         Mr. Arbon proposed that that the individuals who received the stock options be authorized to exercise the stock options granted to them by each signing a promissory note for the exercise price of $.10 per share times the number of shares being exercised.

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BOARD OF DIRECTION ACTION

         Employee/Consultant Incentive Stock Option Plan

         After a motion by Robert Arbon, and being seconded by Craig Heesch, the Board unanimously approved the following resolutions:

         Resolved, that the board meeting held on July 16, 2001 which approved an Incentive Stock Option Plan be voided and that the minutes of that meeting be marked as VOID.

         Resolved, that the Board approves an Incentive Stock Option Plan for employees and key consultants in the amount of 10.6 million shares. The term of the plan is for five years and the exercise price is $.10. Some of the stock options will be vested immediately and the balance will vest 1/2 after one year and 1/2 after two years from date of grant. The stock options will be distributed according to the table.

         Resolved, that in the event of the sale of the company, either partial or full sale, all stock options become vested immediately, if the employee is still working for the company or the consultant is still under contract.

         Exercise of Options

         After a motion by Robert Arbon, and being seconded by Craig Heesch, the Board unanimously approved the following resolutions:

         Resolved, that the Company would allow those receiving stock options under the program just approved to exercise their options by signing a Promissory Note for the exercise price.


There being no further business to come before the meeting, the same was, upon motion duly made, seconded and unanimously carried, adjourned.


   /s/  David K. Giles
-------------------------------
David K. Giles, Secretary


The undersigned directors hereby consent and agree to the foregoing minutes and hereby waive any and all notices of the time, place and purpose of said meeting to which they may be entitled.

   /s/ Robert Arbon
-------------------------------
Robert Arbon

  /s/ Gary V. Heesch
-------------------------------
Gary V. Heesch

   /s/ Craig Heesch
-------------------------------
Craig Heesch